Exhibit 99.1

Forward Industries Reports Fiscal Year 2025

Financial Results

NEW YORK—December 11, 2025--Forward Industries, Inc. (NASDAQ: FWDI) (the "Company" or “Forward Industries”), the leading Solana treasury company, today reported financial results for the twelve months ended September 30, 2025 (“Fiscal 2025”).

“Our Fiscal 2025 results reflect less than one month of activity from our recently launched Solana treasury strategy, yet we continued to execute with discipline throughout the quarter to build the foundation for long-term SOL-per-share growth,” said Kyle Samani, Chairman of Forward Industries. “While we are still early in our operational buildout, in the fourth quarter of Fiscal 2025 we generated approximately $4.6 million in staking revenue, and we expect this segment to scale meaningfully as we expand our treasury and unlock additional on-chain yield opportunities.”

“It's also important to highlight the accounting treatment of our SOL holdings. Current accounting standards for digital assets require non-cash changes in the fair value of SOL to be recorded as a component of other non-operating income/loss. These fluctuations do not impact our cash balance, yield generation, or ability to continue compounding SOL-per-share. We believe this distinction is essential in evaluating our financial performance, which is driven by strategy execution—not short-term market volatility.”

FY 2025 Financial Summary (vs. FY 2024)

Highlights from the Company’s results for Fiscal 2025 from its Solana treasury, as well as its global design company serving medical and technology companies, were as follows:

•	Net revenue for Fiscal 2025 was $18.2 million compared to $20.0 million in the prior year.
•	Total operating expenses were $13.6 million compared to $7.3 million in the prior year.
•	Forward Industries’ Fiscal 2025 results include a $160.0 million non-cash, unrealized loss related to mark-to-market accounting adjustments on its SOL holdings. This U.S. GAAP-required treatment reflects changes in estimated fair value and does not represent an actual outflow of cash.
•	Net loss for Fiscal 2025 was $167.0 million compared to $2.0 million in the prior year. The increase in net loss was driven largely by the non-cash, unrealized loss related to the Company’s SOL holdings.

About Forward Industries, Inc.

Forward Industries, Inc. (NASDAQ: FWDI) is a design company serving top tier medical and technology companies. For over 60 years the company has been successful in developing and producing a portfolio of outstanding products for some of the world’s leading companies and brands. In September 2025, Forward Industries initiated a Solana treasury strategy dedicated to acquiring SOL and increasing SOL-per-share through bespoke strategies and active management of the company’s treasury. The Company’s Solana treasury strategy is supported by industry leading investors and operating partners, including Galaxy Digital, Jump Crypto, and Multicoin Capital. For more information on the Company’s Solana treasury strategy, visit www.forwardindustries.com.

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Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the Company’s plan for value creation and strategic advantages, market size and growth opportunities. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, failure to realize the anticipated benefits of the proposed digital asset treasury strategy (including the share repurchase program); changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Solana and other cryptocurrencies; the risk that the price of the Company’s common stock may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Contacts

Media Contact

Carissa Felger / Sam Cohen

Gasthalter & Co.

(212) 257-4170

Forward@gasthalter.com

Investor Relations Contact

Sean Mansouri, CFA / Aaron D’Souza

Elevate IR

(720) 330-2829

ir@forwardindustries.com

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2025	2024
Assets

Current assets:
Cash	$38,166,973	$2,777,125
Accounts receivable, net of allowances for credit losses of $92,358 and $27,282 as of September 30, 2025 and 2024, respectively	1,635,171	2,308,425
Contract assets	1,064,264	1,272,993
Prepaid expenses and other current assets	355,548	382,832
Assets held for sale	–	2,908,039
Total current assets	41,221,956	9,649,414

Digital assets	1,430,486,289	–
Property and equipment, net	124,331	218,025
Intangible assets, net	–	680,386
Goodwill	–	1,558,682
Operating lease right-of-use assets, net	2,303,776	2,593,112
Other assets	806,137	68,737
Total assets	$1,474,942,489	$14,768,356

Liabilities and shareholders' equity

Current liabilities:
Note payable to Forward China (related party)	$–	$600,000
Accounts payable	433,044	103,581
Related party payables (Note 14)	923,513	–
Deferred income	292,525	399,439
Current portion of operating lease liability	450,949	404,056
Accrued expenses and other current liabilities	623,512	571,662
Liabilities held for sale	–	7,292,858
Total current liabilities	2,723,543	9,371,596

Other liabilities:
Operating lease liability, less current portion	2,094,079	2,429,726
Total liabilities	4,817,622	11,801,322

Commitments and contingencies (Note 12)

Shareholders' equity:
Series A-1 Convertible Preferred Stock, par value $0.01 per share; stated value of $1,000 per share; 6,700 shares authorized, 0 and 2,200 shares issued and outstanding at September 30, 2025 and 2024, respectively	–	2,200,000
Series B Convertible Preferred Stock, par value $0.01 per share; stated value of $1 per share; 1,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2025 and 2024	–	–
Common stock, 300,000,000 shares authorized; par value $0.01 per share; 86,145,514 and 1,101,069 shares issued and outstanding at September 30, 2025 and 2024, respectively	861,455	11,011
Additional paid-in capital	1,655,874,892	20,393,163
Accumulated deficit	(186,611,480)	(19,637,140)
Total shareholders' equity	1,470,124,867	2,967,034

Total liabilities and shareholders' equity	$1,474,942,489	$14,768,356

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended September 30,
	2025	2024

Revenues, net	$18,187,525	$19,990,833
Cost of sales	12,996,281	14,807,117
Gross profit	5,191,244	5,183,716

Sales and marketing expenses	1,029,350	769,370
General and administrative expenses	9,604,490	6,365,464
Related party expenses	923,513	–
Goodwill and intangible asset impairment	2,026,311	200,000

Operating loss	(8,392,420)	(2,151,118)

Loss on change in fair value of digital assets	160,035,105	–
Loss on change in fair value of warrant liability	658,332	–
Interest income	(70,669)	(78,863)
Interest expense - related party	49,143	62,662
Other expense, net	4,244	8,315
Loss from continuing operations before income taxes	(169,068,575)	(2,143,232)

Provision for income taxes	20,404	22,947
Loss from continuing operations	(169,088,979)	(2,166,179)
Income from discontinued operations, net of tax	2,114,639	215,592
Net loss	(166,974,340)	(1,950,587)
Deemed dividend on Series B Convertible Preferred Stock	–	–
Net loss attributable to common shareholders	$(166,974,340)	$(1,950,587)

Basic loss per share :
Basic loss per share from continuing operations	$(24.90)	$(1.97)
Basic earnings per share from discontinued operations	0.31	0.20
Basic loss per share	$(24.59)	$(1.77)

Diluted loss per share:
Diluted loss per share from continuing operations	$(24.90)	$(1.97)
Diluted earnings per share from discontinued operations	0.31	0.20
Diluted loss per share	$(24.59)	$(1.77)

Weighted average common shares outstanding:
Basic	6,791,173	1,101,069
Diluted	6,791,173	1,101,069

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